U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 28, 2008

(Date of Report–Date of Earliest Event Reported)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	000-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 N. Glebe Road,

Arlington, Virginia 22201

(Address of Principal executive offices) (ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 28, 2008, CACI International Inc (CACI) exercised the accordion feature under its revolving credit facility (the “Revolving Facility”) by entering into a Commitment Agreement under its existing Credit Agreement with certain lenders, Bank of America, N.A., as Administrative Agent, and certain of CACI’s subsidiaries, as guarantors. The Commitment Agreement increases the credit available to CACI under the Revolving Facility to $240,000,000 (from the existing $200,000,000 Revolving Facility under the Credit Agreement), utilizing $40,000,000 of the $100,000,000 increase available pursuant to the accordion feature (before giving effect to the increase of the accordion feature under the Third Amendment described below). The $590,000,000 Credit Agreement now consists of the $240,000,000 Revolving Facility and the $350,000,000 institutional term loan (the “Term Loan”) described below.

In addition, on August 28, 2008, CACI and certain of its subsidiaries entered into an amendment (the “Third Amendment”) to its Credit Agreement with certain lenders and Bank of America, N.A., as Administrative Agent. In addition to miscellaneous changes that provide CACI with additional flexibility with respect to certain of its covenants under the Credit Agreement, the Third Amendment extends the expiration date of CACI’s Revolving Facility from May 3, 2009 to May 3, 2011, on which date repayment of any outstanding balance under the Revolving Facility, together with accrued interest thereon, will be due. The Third Amendment also increases the total amount to which the Revolving Facility may be increased pursuant to the accordion feature to $450,000,000 (from the existing $300,000,000). The Revolving Facility continues to have annual sublimits on amounts borrowed for acquisitions and a $25,000,000 sublimit for the issuance of letters of credit. The Revolving Facility continues to permit one, two, three and six month interest rate options. CACI will continue to pay a fee on the unused portion of this Facility. As of August 28, 2008, CACI had no borrowings or letters of credit outstanding under the Revolving Facility. Accordingly, up to $240,000,000 was available for borrowing under the Revolving Facility as of that date.

The terms of the $350,000,000 Term Loan under the Credit Agreement remain unchanged, with principal payments due in quarterly installments of $875,000 at the end of each fiscal quarter through March 2011 and the balance of $325,500,000 due in full on May 3, 2011. As of August 28, 2008, $335,125,000 in principal amount of the Term Loan was outstanding.

All other terms of the Credit Agreement remain substantially the same. For additional information, please refer to the descriptions of (i) the Credit Agreement in CACI’s Annual Report on Form 10-K for the year ended June 30, 2004, filed September 13, 2004, (ii) the First Amendment to the Credit Agreement in CACI’s Current Report on Form 8-K, event date May 18, 2005, filed May 18, 2005, and (iii) the Second Amendment to the Credit Agreement in CACI’s Current Report on Form 8-K, event date May 9, 2007, filed May 11, 2007, which descriptions are incorporated herein by reference.

Copies of the Credit Agreement, the First Amendment, the Second Amendment, the Commitment Agreement and the Third Amendment are filed as Exhibits 10.1 through 10.5 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	The Credit Agreement dated May 3, 2004, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks (incorporated by reference to Exhibit 10.21 to CACI’s Annual Report on Form 10-K for the year ended June 30, 2004, filed September 13, 2004).

10.2	First Amendment dated May 18, 2005 to the Credit Agreement dated May 3, 2004, between CACI International Inc, Bank of America, N.A. and a consortium of participating banks (incorporated by reference to Exhibit 99 to CACI’s Current Report on Form 8-K, event date May 18, 2005, filed May 18, 2005).

10.3	Second Amendment, dated May 9, 2007, to the Credit Agreement dated as of May 3, 2004 among CACI International Inc, the guarantors identified therein, the lenders identified therein, and Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to CACI’s Current Report on Form 8-K, event date May 9, 2007, filed May 11, 2007).

10.4*	Commitment Agreement, dated as of August 28, 2008, to the Credit Agreement dated as of May 3, 2004, among CACI International Inc, the guarantors identified therein, the lenders identified therein, and Bank of America, N.A., as Administrative Agent.

10.5*	Third Amendment, dated August 28, 2008, to the Credit Agreement dated as of May 3, 2004 among CACI International Inc, the guarantors identified therein, the lenders identified therein, and Bank of America, N.A., as Administrative Agent.

*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

By:	/s/ Arnold D. Morse
Arnold D. Morse Senior Vice President Chief Legal Officer and Secretary

Dated: September 4, 2008